EXHIBIT 10.14
DARDEN RESTAURANTS, INC.
2015 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS (QUARTERLY GRANT IN LIEU OF CASH RETAINER)

This Restricted Stock Unit Award Agreement (the “Agreement”) is between Darden Restaurants, Inc., a Florida corporation (the “Company” or “Corporation”), and you, a person notified by the Company, and identified in the Company’s records, as the recipient of an Award of Restricted Stock Units during the Company’s fiscal year [___]. This Agreement is effective as of the Grant Date communicated to you and set forth in the Company’s records.
The Company wishes to award to you a number of Restricted Stock Units, subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Company’s 2015 Omnibus Incentive Plan (the “Plan”).
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
1.Award of Restricted Stock Units.
The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock Units for that number of Restricted Stock Units communicated to you and set forth in the Company’s records (the “RSUs”), on the terms and conditions set forth in such communication, this Agreement and the Plan. Each RSU represents the right to receive one share of Stock.
2.    Rights with Respect to the RSUs.
The RSUs granted hereunder do not and shall not give you any of the rights and privileges of a shareholder of Stock, other than the right to receive dividends and other distributions as provided in Sections 6(b) and 6(c) hereof.
3.    Vesting.
The RSUs shall be fully vested on the Grant Date.
4.    Restriction on Transfer.
No transfer by will or the Applicable Laws of descent and distribution of any RSUs shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Except as contemplated by the preceding sentence, none of the RSUs may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the RSUs, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the RSUs.

5.    Settlement of RSUs.
The Company shall promptly, but no later than 30 days following the Grant Date, cause to be issued in your name one share of Stock for each RSU and pay to you any accumulated distributions pursuant to Sections 6(b) and (c) hereof. Notwithstanding the foregoing, you may elect to defer the settlement of the RSUs (and any accumulated distributions) beyond the Grant Date. Any deferral election must be made in compliance with such rules and procedures as may be established by the Committee administering the Plan.
6.    Distributions and Adjustments.
(a)    If any RSUs settle subsequent to any change in the number or character of the Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise) occurring after the Grant Date, you shall then receive upon such settlement the number and type of securities or other consideration which you would have received if such RSUs had settled prior to the event changing the number or character of the outstanding Stock.
(b)    On the date on which shares of Stock under Section 5 are delivered to you (or your beneficiary or, if none, your estate in the event of your death), the Company shall also deliver to you (or your beneficiary or, if none, your estate in the event of your death) the number of additional shares of Stock, the number of any other securities of the Company and the value or actual issuance of any other property (in each case as determined by the Committee) (except for cash dividends and other cash distributions), in each case that the Company would have distributed to you during the period commencing on the Grant Date and ending on the applicable settlement date of the RSUs in respect of the shares of Stock that are being delivered to you under Section 5 had such shares been issued to you on the Grant Date, without interest. Any such accumulated distributions shall be distributed to you in accordance with Section 5 hereof.
(c)    On the date on which shares of Stock under Section 5 are delivered to you (or your beneficiary or, if none, your estate in the event of your death), the Company shall make a cash payment to you (or your beneficiary or, if none, your estate in the event of your death) equal to the aggregate amount of cash dividends and other cash distributions that the Company would have paid to you during the period commencing on the Grant Date and ending on the applicable settlement date of the RSUs in respect of the shares of Stock that are being delivered to you under Section 5 had such shares been issued to you on the Grant Date, without interest. Any such accumulated cash dividends or other cash distributions shall be distributed to you in accordance with Section 5 hereof.
7.    General Provisions
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    No Right to Board Service. Nothing in this Agreement or the Plan shall be construed as giving you the right to continue to serve on the Board.
(c)    Securities Matters. The Company shall not be required to deliver any shares of Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)    Arbitration. The parties agree that any dispute between the parties regarding this Agreement shall be submitted to binding arbitration in Orlando, Florida.
(f)    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida (without giving effect to the conflict of law principles thereof). Subject to Section 7(e), you agree that the state and federal courts of Florida shall have jurisdiction over any litigation between you and the Company regarding this Agreement, and you expressly submit to the exclusive jurisdiction and venue of the federal and state courts sitting in Orange County, Florida.
(g)    Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
Darden Restaurants, Inc.
    Supervisor, Stock Compensation Plans
    1000 Darden Center Drive
    Orlando, FL 32837
(h)    Award Agreement and Related Documents. This Restricted Stock Unit Award Agreement shall have no force or effect unless you have been notified by the Company, and identified in the Company’s records, as the recipient of a Restricted Stock Unit Award grant. You are not required to execute this Agreement, but you will have 60 days from the Grant Date to notify the Company of any issues regarding the terms and conditions of this Agreement; otherwise, you will be deemed to agree with them. In connection with your Restricted Stock Unit grant and this Agreement, the following additional documents were made available to you electronically, and paper copies are available on request directed to the Company’s Compensation Department: (i) the Plan; and (ii) a Prospectus relating to the Plan.

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